Exhibit 4.12

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SECURED PROMISSORY NOTE AND GUARANTY AGREEMENT

$6,000,000.00	March 31, 2023

WHEREAS, TMS NEUROHEALTH CENTERS INC., a Delaware corporation (the “Maker”) and NEURONETICS, INC., a Delaware corporation (the “Payee,” which term will also include any subsequent holder of this Note) are party to that certain Amended and Restated Master Sales Agreement between the Payee and the Maker, dated as of January 17, 2023 (as amended by that certain Amendment to Amended and Restated Master Sales Agreement dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Commercial Agreement”);

WHEREAS, as of the date hereof, the Maker and its Affiliates have an outstanding balance in the aggregate amount of $[***] (the “Commercial Agreement Outstanding A/R Balance”) owing to Payee under the Commercial Agreement;

WHEREAS, the Maker has requested that the Payee advance to the Maker a loan in the aggregate principal amount of Six Million Dollars $6,000,000.00, subject to the terms and conditions herein, and the proceeds of the loan will be used, in part, to repay the Commercial Agreement Outstanding A/R Balance;

WHEREAS, in connection with the foregoing, the Payee has requested that GREENBROOK TMS INC., an Ontario corporation (the “Parent Guarantor”) and certain of its Subsidiaries (other than the Maker) identified on the signature pages hereto (the “Subsidiary Guarantors”, and collectively the Subsidiary Guarantors with the Parent Guarantor, each a “Guarantor” and together the “Guarantors” and the Guarantors collectively with the Maker, each a “Loan Party” and together the “Loan Parties”) guarantee the obligations of the Maker to the Payee under this Note and the Related Documents and the Guarantors have agreed to provide such guarantee as set forth herein;

NOW, THEREFORE, FOR VALUE RECEIVED, Maker unconditionally promises to pay to the order of Payee, the principal sum of Six Million Dollars ($6,000,000.00), together with interest until paid, as set forth herein.

1. Principal Payments.

(a) The Maker will pay the unpaid principal balance of this Note to the Payee in forty-five (45) equal monthly installments in the amount of One Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($133,333.33) each, which installments will be due and payable on the first (1st) day of each month (each such day a “Payment Date”), beginning on July 1, 2023 and on the first (1st) day of each consecutive month thereafter with the remaining principal balance of this Note to be paid on the Maturity Date.

(b) Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, late charges, fees and Collection Costs will be due and payable by the Maker to the Payee on March 31, 2027 (the “Maturity Date”); provided that if the maturity date under the Madryn Loan Agreement is amended, the Maturity Date shall automatically be deemed to be the date that is one hundred eighty-three (183) days prior to such new maturity date under the Madryn Loan Agreement.

2. Interest Payments.

(a) Interest will accrue and be payable on the outstanding and unpaid principal balance of this Note at the floating interest rate of Daily Simple SOFR plus seven and 65/100 percent (7.65%) per annum. Interest will accrue based on a 360-day year for the actual number of days the principal is outstanding. The Payee will deliver an invoice to Maker each month with the amount of interest payment due for such month, which invoice shall be conclusive absent manifest error; provided that failure to deliver such an invoice shall not relieve Payor of its payment obligation pursuant to this Section 2(a).

As used in this Note:

“Daily Simple SOFR” means for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “SOFR Administrator”) on the SOFR Administrator’s Website and (b) 0.00%; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Maker.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b) The Maker will make payments of the accrued and unpaid interest on the unpaid principal balance of this Note to the Payee in arrears as follows:

(i) monthly, on the earlier of (x) each Payment Date and (y) within two (2) days of receipt of an invoice from the Payee of the interest payment due for the prior month; and

(ii) on the Maturity Date; provided that, notwithstanding the foregoing, the amount of interest that accrues on this Note from the date of this Note to and including June 30, 2023 shall be due and payable on July 1, 2023.

(c) If a prepayment of principal is made on this Note, the Maker will pay to the Payee, on the date of the prepayment, all accrued and unpaid interest on the principal amount prepaid.

(d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Note is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Note, and (iii) the rates of interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

3. Default Interest. Upon and after the occurrence of an Event of Default, interest will accrue and be payable on the unpaid principal balance of this Note at the interest rate per annum that is [***] plus the interest rate otherwise applicable to this Note (the “Default Interest Rate”). Interest will continue to accrue and be payable on the unpaid principal balance of this Note after the commencement, and during the pendency, of any case, whether voluntary or involuntary, with respect to the Maker under the United States Bankruptcy Code or under similar law or any other law of any jurisdiction regarding bankruptcy, insolvency, assignment for the benefit of creditors, receivership, conservatorship, moratorium, rearrangement, reorganization, liquidation or similar debtor relief (such laws “Debtor Relief Laws”).

4. Late Charges. If any scheduled payment of principal or interest due under this Note is not paid within fifteen (15) days after the date that the payment is due, the Maker will pay to the Payee a late charge equal to [***] of the amount past due. The 15-day period provided in the preceding sentence is not a grace or cure period and the Payee will be entitled to exercise all of the Payee’s rights and remedies upon the occurrence of an Event of Default regardless of whether a late charge is due or is paid. The Maker will pay the late charge to the Payee within ten (10) days after the Payee’s written request for payment of the late charge, which request may be made by the Payee including the late charge in the amount or amounts due on a billing statement given to the Maker or in another writing from the Payee to the Maker.

5. Manner of Payment. All payments will be made in United States of America (“United States”) dollars in immediately available funds without defense, set-off, counterclaim or deduction of any kind on the due dates of such payments. Payments will be made to the Payee’s address set forth in this Note (or such other payment address as may be designated by the Payee upon written notice to the Maker) by 11:00 a.m. (time at the payment address) on the due date for such payments. If any payment on this Note will be due and payable on any day that is not a Business Day, such payment will be deemed due on the next following Business Day, and interest will be payable at the interest rate on this Note (including the Default Interest Rate, as applicable) through such Business Day. Payment received by the Payee at the payment address after 11:00 a.m. (time at the payment address) will be deemed to have been made on the next Business Day after such receipt in the Payee’s discretion. Any payments by check will be accepted subject to collection in immediately available funds. Payments will be applied to interest, principal, late charges, fees and Collection Costs (herein defined) in such order as the Payee may determine in the Payee’s discretion. If at any time any payment made by the Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Maker or for any other reason, the Maker’s obligation to make such payment under this Note will be reinstated as though such payment had not been made. As used in this Note, “Business Day” means any day that is (a) a Monday, Tuesday, Wednesday, Thursday or Friday on which banks in the Governing Jurisdiction (herein defined) are open for the transaction of a substantial part of their commercial banking business and (b) not a legal holiday in the Governing Jurisdiction.

6. Prepayments.

(a) [***].

(b) [***].

7. Collection Costs. Within ten (10) days after the Payee’s written request from time to time, the Maker will pay, or provide the Payee with sufficient funds for the payment of, or reimburse the Payee for the payment of, the Payee’s Collection Costs. As used in this Note, “Collection Costs” means the Payee’s costs and expenses (including, without limitation, reasonable attorneys’ fees and other legal expenses, and the fees and expenses of other professionals, including experts, consultants, accountants, appraisers, surveyors, engineers, receivers, monitors, trustees, warehousemen and auctioneers) actually incurred by the Payee in (a) collecting or attempting to collect the Obligations (as used in this Note, “Obligations” means the principal, interest and other amounts owed to the Payee under this Note and the Related Documents), (b) enforcing or defending the Payee’s rights, and exercising any remedies, under this Note or under any Related Document (as used in this Note, “Related Document” means the Security Documents, the Intercreditor Agreement, each Warrant, each guaranty, security agreement, agreement, instrument or document that any entered into in connection herewith or that otherwise evidences any of the Obligations) or under any law, or (c) enforcing the Payee’s rights, and exercising the Payee’s remedies, with respect to any Collateral (as used in this Note, “Collateral” means any personal property, real property, intangible property or fixtures in which the Payee has been granted a security interest or lien to secure this Note or the Obligations or to secure any guarantee thereof, including without limitation all assets of the Loan Parties in which Payee has been granted a security interest pursuant to the Security Documents. If the Maker fails to pay or reimburse the Payee for Collection Costs as herein provided, and the Payee will pay, or will have paid or advanced, such Collection Costs (the Payee being hereby authorized, but not obligated, to pay or advance such Collection Costs), the Payee will be entitled to add the amount of such Collection Costs to the amount of principal outstanding under this Note and thereafter charge interest thereon at the interest rate applicable (including the Default Interest Rate as applicable) to the outstanding principal balance of this Note. If the Payee adds the amount of Collection Costs that are not paid or reimbursed by the Maker to the amount of principal outstanding under this Note as provided in this Section, neither the addition of such unpaid amount to the principal outstanding under this Note, nor the charging of interest thereon, will relieve the Maker of any Event of Default for failure to pay Collection Costs when due, and the Payee will be entitled to exercise all of the Payee’s rights and remedies upon the occurrence of any such Event of Default.

8. Warrant. As an inducement to the Payee to enter into this Note, within three (3) Business Days after each Event of Default under this Note or under any Related Document (each, a “Warrant Trigger”), the Parent Guarantor will execute and deliver to the Payee a warrant (the “Warrant”), in the form attached hereto as Schedule “A”, granting the Payee the right to purchase at the Exercise Price (herein defined) a number of common shares of the Parent Guarantor equal to the quotient of (x) 200% of the unpaid amount of any delinquent amount or payment due and payable under this Note, together with all outstanding and unpaid accrued interest, late charges, fees and Collection Costs (without duplication in respect of any earlier amounts in respect of which any other Warrants have been previously issued) divided by (y) the Exercise Price. For purposes of this Section 8, “Exercise Price” means a twenty percent (20%) discount to the volume-weighted average closing price of the Parent Guarantor’s common shares traded on the Nasdaq Stock Market (“Nasdaq”), over the thirty (30) trading days immediately precedeing the date of the applicable Warrant Trigger. In the event that Nasdaq independently, without further inquiry from the Maker or its representatives, initiates an inquiry into the Warrant structure with respect to the maximum number of shares issuable under the Warrant(s) and such inquiry includes written documentation from Nasdaq indicating that it is reasonably likely that the Nasdaq inquiry will result in the common shares of Maker being delisted from Nasdaq, Maker and Payee will negotiate in good faith to amend the Related Documents to include a cap on the maximum number of shares issuable under the Warrant(s) to prevent such delisting. If the parties cannot agree upon modifications to the maximum number of shares issuable under the Warrant(s) that would avoid such delisting, Maker will have the right to pay-off the note without application of the pre-payment premium set forth in Section 6(b). If the Parent Guarantor’s common shares are not then traded on the Nasdaq, but are traded on the Toronto Stock Exchange (the “TSX”) or on another nationally recognized U.S. or Canadian securities exchange, inter-dealer quotation system or over-the-counter market (an “Other Market”) (any of the Nasdaq, the TSX or Other Market, a “Trading Market”), the Exercise Price shall mean a twenty percent (20%) discount to the volume-weighted average closing price of the Parent Guarantor’s common shares traded on the TSX or Other Market, as elected by the Payee in its sole discretion, over the thirty (30) trading days immediately preceding the applicable Warrant Trigger. If the Parent Guarantor’s common shares are not traded on a Trading Market, the Board of Directors of the Parent Guarantor shall determine the Exercise Price by applying a twenty percent (20%) discount to the fair market value of the Parent Guarantor’s common shares as determined in its reasonable good faith judgment as reflected in the Parent Guarantor’s financial statements prepared in accordance with IFRS consistently applied, provided that, if the Payee disagrees with such determination of the fair market value of the Parent Guarantor’s common shares, the Board of Directors of the Parent Guarantor shall engage an independent valuator acceptable to the Payee, acting reasonably, to determine the fair market value of the Parent Guarantor’s common shares. The Parent Guarantor covenants and agrees (i) that while this Note remains outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of common shares to permit the Payee to acquire all of the common shares of the Parent Guarantor as may be provided in the Warrant from time to time, (ii) that if requested by the Payee, the Parent Guarantor shall enter into a registration rights agreement with the Payee in form and substance acceptable to the Payee, acting reasonably and (iii) that it shall obtain at its sole cost and expense any and all required shareholder, regulatory and stock exchange approvals to give effect to the Warrant and the issuance of the common shares of the Parent Guarantor pursuant to the Warrant. In the event that shareholder, regulatory and/or stock exchange approvals are required in connection with the issuance of a Warrant and/or the issuance of common shares of the Parent Guarantor pursuant to such Warrant, the delivery by the Parent Guarantor of the applicable Warrant shall be delayed until three (3) Business Days following receipt by the Parent Guarantor of all necessary shareholder, regulatory and stock exchange approvals. Notwithstanding anything to the contrary in this Note, upon issuance, execution and delivery of the Warrant by the Parent Guarantor pursuant to this Section 8, the applicable Warrant Trigger shall be deemed cured without further action by the parties hereto.

9. Representations and Warranties. Each Loan Party makes the following representations and warranties to the Payee:

(a) Organization and Qualification to do Business. Each Loan Party and each of its Subsidiaries is (i) duly formed, validly existing, and in good standing, under the laws of its jurisdiction of incorporation, organization or formation, and (ii) qualified to do business in each jurisdiction where such qualification is necessary, except in the case of clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party nor any Subsidiary operates any business under any other name. As used in this Note, “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties or financial condition of any Loan Party or any Subsidiary thereof taken as a whole, (b) a material impairment of the rights and remedies of the Payee under this Note and any Related Document to which it is a party or a material impairment in the perfection, value or priority of the Payee’s security interests in the Collateral, (c) an impairment of the ability of any Loan Party to perform its material obligations under this Note or any Related Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Note or any Related Document to which it is a party.

(b) Power and Authority. Each Loan Party and each Subsidiary party to a Related Document has the power and authority to execute, deliver and perform this Note and each Related Document to which it is or will be a party. The execution, delivery and performance of this Note and each Related Document to which it is or will be a party, have been duly authorized by all requisite action on the part of each Loan Party and each Subsidiary.

(c) Execution, Delivery and Enforceability. This Note and each Related Document to which it has been duly and validly executed and delivered by each Loan Party and each Subsidiary party thereof constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(d) No Conflicts; No Consents. The execution, delivery and performance of this Note and the Related Documents to which it is a party by each Loan Party and each Subsidiary, and the its incurrence of the indebtedness and other Obligations evidenced by this Note and such Related Document, do not and will not (i) contravene any of the its Organizational Documents, (ii) contravene, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both, as applicable) a default under, any indenture, agreement or other instrument binding upon it or any of its property, (iii) result in the creation or imposition of any security interest, lien or encumbrance upon any of its property for the benefit or security of any obligation or Person, excepting any security interests, liens or encumbrances created or imposed solely for the benefit and security of the Payee, (iv) contravene any provision of law or any order of any court or other agency of government, or (v) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect, except with respect to any contravention, conflict, breach or default referenced in clause (ii) or (iv), and any failure under clause (v), which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As used in this Note, “Organizational Documents” means any articles or certificates of incorporation, organization, or formation, and the like, and any bylaws, operating agreements, partnership agreements, trust agreements, shareholder agreements or other governing documents, and including any amendments or restatements of any thereof.

(e) Subsidiaries. The Parent Guarantor does not have any Subsidiaries other than the Maker, each Subsidiary Guarantor, Greenbrook TMS Central Florida LLC and ABCTMS LLC. As used in this Note, (i) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, unincorporated organization, trust, governmental authority or other entity, including any receiver, debtor-in-possession, trustee, custodian, conservator, monitor or liquidator and (ii) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, statutory trust or other entity with respect to which such Person holds, directly or indirectly, a majority of the shares, membership interests, partnership interests, beneficial interests, or other equity interests having ordinary voting power for the election of the board of directors or other equivalent governing body thereof, or as to which such Person controls, directly or indirectly, the management thereof. Unless otherwise specified, a Subsidiary shall be deemed to be a Subsidiary of the Parent Guarantor.

(f) Compliance with Applicable Laws. Each Loan Party and its Subsidiaries are in compliance in all material respects with all Applicable Laws. As used in this Note, “Applicable Laws” means, as to any Person, all laws (whether federal, state, local or foreign) applicable to or binding upon (i) such Person, (ii) any property of such Person, or (iii) any business or activity of such Person.

(g) Solvency. Giving effect to the Maker’s incurrence of the principal amount of the Obligations, (i) the value of the Loan Parties’ assets is greater than the total amount of the Loan Parties’ liabilities, including contingent and unliquidated liabilities (computed, in the case of contingent and unliquidated liabilities, at the amount that, in light of all of the currently existing facts and circumstances can reasonably be expected to become actual or matured liabilities), (ii) each Loan Party is able to pay all of its liabilities as such liabilities mature, and (iii) each Loan Party does not have unreasonably small capital.

(h) Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no amount of the proceeds of the indebtedness evidenced by this Note has been used, and no amount thereof will be used, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. As used in this Note, “Margin Stock” means margin stock within the meanings of Regulations T, U and X, of the Board of Governors of the Federal Reserve System of the United States (and any successor thereto), as the same may be modified and supplemented and in effect from time to time.

(i) Investment Company Act. Neither any Loan Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

10. Covenants. Each Loan Party further covenants and agrees, for the benefit and security of the Payee, as follows:

(a) Existence. Each Loan Party will, and will cause its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect their legal existence in the jurisdictions where they are incorporated, organized or formed. Each Loan Party will, and will cause its Subsidiaries to, do all things necessary to maintain their qualification to do business in each jurisdiction where such qualification is necessary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will, and will cause its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect all rights, permits, licenses, franchises, patents, trademarks, copyrights, privileges, authorizations, permissions, consents, easements, agreements or approvals of or issued by any governmental authority or any other Person that may be required by any law or are otherwise necessary or advisable for the ownership or operation of the business, property or assets of such Loan Party and its Subsidiaries, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will not, nor will it permit any of its Subsidiaries to, change or amend its Organizational Documents, except for changes or amendments that are not adverse to the Payee under this Note or any Related Document.

(b) Maintenance of Property. Each Loan Party will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Maintenance of Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such Persons.

(d) Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard (herein defined) are being maintained by such Loan Party or such Subsidiary.

(e) Compliance with Law.

(i) Each Loan Party will, and will cause its Subsidiaries to, comply in all material respects with all Applicable Laws, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(ii) Each Loan Party will not, nor will it permit its Subsidiaries to, directly or indirectly, or knowingly permit any Affiliate to (1) enter into any documents, instruments, agreements or contracts with any person listed on the OFAC Lists, (2) conduct any business or engage in any transaction or dealing with any Blocked Person, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (3) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (4) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. As used in this Note, (i) “Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC; (ii) “Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Payee is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list; and (iii) “OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

(f) Taxes. Each Loan Party will, and will cause its Subsidiaries to, (i) file, or cause to be filed, when due, all material tax returns and reports which are required to be filed by them, (ii) pay and discharge promptly, on or before the due date, all taxes, assessments, charges, and other impositions imposed by any government or governmental authority on any of them or on any of their properties or assets, and (iii) pay when due all lawful claims which, if unpaid, would by law become a lien upon any of their properties or assets, except in each case, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by such Loan Party or such Subsidiary. Promptly upon the Payee’s request from time to time, the Maker will provide to the Payee receipts and other evidences of compliance with the provisions of this Section.

(g) Books and Records. Each Loan Party will, and will cause its Subsidiaries to, maintain its financial books and records in accordance with the Applicable Accounting Standard. The Payee will be permitted access to all financial books and records of each Loan Party and each of their respective Subsidiaries at any of such Loan Party’s locations, or at any location of any Subsidiary, during normal business hours and will be permitted to make and keep copies, at the Maker’s expense, of such records as the Payee may request, at the Maker’s cost and expense. As used in this Note, (i) “Applicable Accounting Standard” means (a) initially, IFRS and (b) at all times following written notice from the Borrower to the Payee that the Borrower has elected to replace IFRS with GAAP; (ii) “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time; and (iii) “IFRS” means the International Financial Reporting Standards as set out in the Chartered Professional Accountants of Canada Handbook—Accounting, as in effect from time to time.

(h) Financial Reports. Each Loan Party will deliver to the Payee or cause to be delivered to the Payee the following:

(i) commencing with the fiscal year ending December 31, 2022, as soon as available, and in any event (i) for the fiscal year ending December 31, 2022, on or before April 28, 2023, and (ii) within ninety (90) days after the end of each other fiscal year of the Parent Guarantor (or, if earlier, when required to be filed with the SEC), a consolidated statement of financial position of Parent Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of net loss and comprehensive loss, changes in equity and cash flows for such fiscal year (or, following the conversion to the Applicable Accounting Standard set forth in clause (b) of such definition, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with the Applicable Accounting Standard, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Payee, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall, except for the report and opinion delivered for the fiscal year ending December 31, 2022, not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii) commencing with the fiscal quarter ended March 31, 2023, as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor (or, if earlier, when required to be filed with the SEC), a consolidated statement of financial position of the Parent Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of net loss and comprehensive loss, changes in equity and cash flows for such fiscal quarter and for the portion of the Parent Guarantor’s fiscal year then ended (or, following the conversion to the Applicable Accounting Standard set forth in clause (b) of such definition, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent Guarantor’s fiscal year then ended), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Guarantor as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries in accordance with the Applicable Accounting Standard, subject only to normal year-end audit adjustments and the absence of footnotes; and

(iii) within ten (10) days after the Payee’s written request from time to time such other information concerning the Loan Parties and their Subsidiaries, or compliance with the terms of this Note or any Related Documents as the Payee may from time to time reasonably request.

As used in this Note, “Responsible Officer” means the chief executive officer, president, general counsel, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(i) Other Information. Promptly after the furnishing thereof, copies of any material request or notice received by any Loan Party or any Subsidiary, or any statement or report furnished by any Loan Party or any Subsidiary to any holder of debt securities of any Loan Party or any Subsidiary, pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant hereto, including under that certain Credit Agreement dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented, extended or otherwise modified, the “Madryn Loan Agreement”) by and between Parent Guarantor, as borrower, the guarantors party thereto, the lenders party thereto and Madryn. The Loan Parties shall also provide notice of any proposed amendment, waiver or consent related to the Madryn Loan Agreement at least two (2) Business Days prior to the effectiveness thereof.

(j) Notice of Default. Each Loan Party will give the Payee written notice of any breach, default or Event of Default under this Note or under any Related Document, within five (5) Business Days after the occurrence thereof.

(k) Investments. Each Loan Party will not, nor will it permit any Subsidiary to, (i) purchase, acquire or otherwise invest in any equity interest in any Person, (ii) purchase, acquire or otherwise invest in any Indebtedness of any Person, (iii) make any loan to or for any Person, or (iv) provide any other financial or credit support to or for any Person, except to the extent permitted under Section 8.02 of the Madryn Loan Agreement as in effect on the date hereof.

(l) Acquisitions. Each Loan Party will not, nor will it permit any Subsidiary to, (i) acquire all or substantially all of assets of any Person, (ii) acquire any line of business of any Person, (iii) merge or consolidate with any Person, (iv) enter into any partnership or joint venture, or (v) form or acquire any Subsidiary, except to the extent permitted under Sections 8.02 and 8.04 of the Madryn Loan Agreement as in effect on the date hereof.

(m) Indebtedness. Each Loan Party will not, nor will it permit any Subsidiary to, incur, assume, or otherwise be or become liable for any Indebtedness, or permit any Indebtedness to be secured by a security interest, lien or other encumbrance on any Property of any Loan Party or of any Subsidiary, other than (i) any Indebtedness owed to the Payee, (ii) Indebtedness under the Madryn Loan Agreement in an aggregate outstanding principal amount not to exceed $[***] (excluding any principal resulting from interest that is paid-in-kind in accordance with the terms of the Madryn Loan Agreement), (iii) guarantees permitted under Section 10(k) of this Note, (iv) other Indebtedness in aggregate outstanding amount not to exceed [***], and (v) any other Indebtedness, without duplication, permitted under Section 8.03 of the Madryn Loan Agreement as in effect on the date hereof. As used in this Note, “Indebtedness” means any of the following: (i) loans and other indebtedness for borrowed money, (ii) any interest bearing obligations, (iii) obligations under capital and financing leases, (iv) obligations to pay the deferred purchase price or acquisition price of property, assets or services (excepting trade credit in the ordinary course of business outstanding not more than 60 days), (v) reimbursement obligations and other obligations relating to letters of credit, bank guarantees and the like, (vi) obligations arising from cash management services or credit extended in connection therewith that are not incurred in the ordinary course of business consistent with past practice, (vii) obligations under swap agreements and other hedging agreements, (viii) any obligations to purchase, redeem, retire, defease or otherwise acquire any shares, membership interests, partnership interests, beneficial interests or other equity interests of any Person, and (ix) any indebtedness or other obligations secured by a security interest, lien or other encumbrance on the property of any Loan Party or any Subsidiary regardless of whether such Loan Party or such Subsidiary is liable or such indebtedness or other obligations.

(n) Guarantees. Each Loan Party will not, nor will it permit any Subsidiary to, guarantee the payment of any Indebtedness or any other obligations of any Person, other than (i) indorsements of bank checks for collection in the ordinary course of business, (ii) guarantees of Indebtedness owed to the Payee (iii) guarantees of obligations of any Loan Party or any Subsidiary under leases of real property and leases of intellectual property entered into with third parties that are not Affiliates of Maker in the ordinary course of business consistent with past practice, (iv) guarantees of the Indebtedness described in Section 10(m)(ii) of this Note, and (v) guarantees permitted under Section 8.03 of the Madryn Loan Agreement as in effect on the date hereof.

(o) Liens. Each Loan Party will not, nor will it permit any Subsidiary to, create or suffer to exist any security interest, lien or encumbrance on any of such Loan Party’s Property or such Subsidiary’s Property, other than (collectively, “Permitted Liens”): (i) zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title), so long as the same do not, in the aggregate, materially impair the present use, value or marketability of any real property, leases or leasehold interests to which they apply, (ii) security deposits required under leases of real property to which such Loan Party or such Subsidiary is the lessee, provided that such leases are entered into, and such security deposits are made, in the ordinary course of such Loan Party’s or such Subsidiary’s business, (iii) deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation, (iv) security interests, liens or encumbrances in favor of the Payee (and in favor of no other Person), (v) liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits, (vi) liens in favor of MADRYN FUND ADMINISTRATION, LLC, a Delaware limited liability company (as successor to MADRYN HEALTH PARTNERS II (CAYMAN MASTER), LP, an exempted limited partnership organized under the laws of the Cayman Islands), as administrative agent (in such capacity, “Madryn”), pursuant to the Madryn Loan Agreement and the “Loan Documents” (as defined in the Madryn Loan Agreement), and (vii) any other security interests, liens or incumbrances permitted under Section 8.01 of the Madryn Loan Agreement as in effect on the date hereof.

(p) Dispositions. Each Loan Party will not, nor will it permit any Subsidiary to, sell, assign, transfer, convey, exchange, convert, surrender, contribute, donate, gift, lease, license, abandon or otherwise dispose of any of such Loan Party’s or any such Subsidiary’s Property, other than (i) sales or other dispositions of equipment that is obsolete and no longer useful in the business of such Loan Party or such Subsidiary, (ii) sales of inventory in the ordinary course of business of such Loan Party or such Subsidiary, and (iii) sales or dispositions permitted under Section 8.05 of the Madryn Loan Agreement as in effect on the date hereof.

(q) Dividends and Distributions. Each Loan Party will not, nor will it permit any Subsidiary to, (i) pay any dividend, or make any other distribution, payment or advance, to any holder of, or otherwise in respect of, any shares, membership interests, partnership interests, beneficial interests, warrants or other equity interests in such Loan Party or such Subsidiary, (ii) redeem, repurchase or purchase any shares, membership interests, partnership interests, beneficial interests, warrants, or other equity interests in such Loan Party or such Subsidiary, or (iii) prepay, redeem, repurchase, purchase, or maintain any sinking fund or other fund for the payment of, any Indebtedness of such Loan Party or of such Subsidiary that is or may be convertible into any equity interest in such Loan Party or in such Subsidiary; provided that (i) Subsidiaries will be permitted to pay dividends to, and make distributions to, the Maker (or if the Subsidiary initially paying the dividend or making the distribution is not a direct Subsidiary, then to one or more Subsidiaries but only to the extent necessary for the purpose of effecting the concurrent payment of a dividend or distribution in the same amount from a direct Subsidiary), (ii) payments, dividends or distributions by the Maker to its direct or indirect equity holders in order to pay consolidated or combined federal, state or local income or franchise taxes attributable to the income of the Maker or any of its Subsidiaries, to the extent such taxes are not payable directly by the Maker or any of their Subsidiaries, which payments, dividends and distributions by the Maker (less any such taxes payable directly by the Maker or any of its Subsidiaries) will not be in excess of the applicable income or franchise tax liabilities that would have been payable by Maker and the Subsidiaries on a stand-alone basis, and (iii) other payments, dividends or distributions permitted under Section 8.06 of the Madryn Loan Agreement as in effect on the date hereof.

(r) Affiliate Transactions. Each Loan Party will not, nor will it permit any Subsidiary to, engage in any transaction, or enter into any agreement, with any Affiliate unless such transaction or agreement is engaged in or entered into on terms that are no less favorable to such Loan Party or such Subsidiary than those that would have been obtained in a comparable transaction by such Loan Party or such Subsidiary with a non-Affiliate, or unless permitted under Section 8.08 of the Madryn Loan Agreement as in effect on the date hereof. As used in this Note, “Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; and “control,” including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise.

(s) Accounting Changes; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity. Each Loan Party will not, nor will it permit any Subsidiary to, change its (i) accounting treatment or reporting, or tax reporting treatment, except as required by the Applicable Accounting Standard or any requirement of law or as contemplated in the definition of “Applicable Accounting Standard”, in each case as disclosed by the Maker to the Payee, (ii) fiscal year and (iii) name, jurisdiction of organization or form of organization, without providing five (5) Business Days’ prior written notice to the Payee.

(t) Change in Nature of Business; Change in Management.

(i) Each Loan Party will not, nor will it permit any Subsidiary to, make any material change in the nature or conduct of its business carried on at the date of this Note or enter into any line of business other than the line or lines of business it is engaged in on the date of this Note or any business substantially related or incidental thereto.

(ii) Each Loan Party will not terminate the employment of any Key Person unless written notice thereof is provided to the Payee within ten (10) days of such termination or employment. As used herein, “Key Person” means [***].

(u) Fundamental Changes. Each Loan Party will not, nor will it permit any Subsidiary to, (i) adopt or approve a plan of division, file a certificate of division, or effect a division, (ii) sell or otherwise dispose of all or substantially all of its assets in one transaction or in a series of related transactions, (iii) cease doing business, or (iv) liquidate, dissolve, wind up, terminate or cease to exist.

(v) Security Documents.

To secure the full and complete payment and performance of this Note and the Obligations when due (the “Note Obligations”), and all other obligations of the Maker, the other Loan Parties or any other Person to the Payee under this Note or under any Related Document (the “Related Obligations,” and the Related Obligations together with the Note Obligations, the “Secured Obligations”), the Loan Parties have entered into, as applicable, the following agreements, each dated as of the date hereof in favor of the Payee, (i) U.S. Security Agreement, (ii) the U.S. Pledge Agreement, (iii) the Canadian Security Agreement, (iv) the Canadian Pledge Agreement and (v) the Parent Pledge Agreement (the foregoing clauses (i) through (v), together with any other document or instrument entered into from time to time to secure the Secured Obligations, the “Security Documents”). Each Loan Party represents and warrants to the Payee that the security interests granted to the Payee in the Security Documents are now and will at all times be valid and enforceable first priority security interests, subject to Permitted Liens. The Payee will be entitled to file and maintain one or more Uniform Commercial Code (“UCC”) financing statements (or, to the extent applicable Personal Property Security Act (Ontario) (“PPSA”) financing statements) identifying each Loan Party as the debtor and the Payee as the secured party for purposes of perfecting and giving notice of the security interests granted to the Payee under the Security Documents. The Payee will be entitled to describe the collateral on such UCC or PPSA financing statements as “all assets of the Debtor,” or as “all personal property of the Debtor,” or any combination thereof. Promptly upon, and in any event within five (5) days after, the Payee’s written request, each Loan Party will provide the Payee with all information that the Payee reasonably requests for purposes of preparing and filing such UCC or PPSA financing statements. With respect to security interests granted to the Payee under the Security Documents in any personal property or fixtures as to which another method of perfection (for example, perfection by control or by a filing other than a UCC or PPSA financing statement filing) may be required, or may be deemed necessary or advisable by the Payee (and the Payee will have notified the Maker thereof) in its reasonable discretion, the Maker will promptly cause such security interests to be perfected by such other method of perfection, and to the extent that it is necessary to obtain an account control agreement, written consent, written acknowledgment or other documentation from a deposit account bank, a securities intermediary, a letter of credit issuer, a bailee, or other Person for such purposes, the Maker will promptly obtain such agreement, consent, acknowledgment or other documentation from such deposit account bank, securities intermediary, letter of credit issuer, bailee or other Person, in form and substance reasonably satisfactory to the Payee. Promptly upon the Payee’s written request, the Maker will take such actions, and cause the Maker’s other creditors and counterparties to take such actions, as may be necessary or advisable, as determined by the Payee in the Payee’s reasonable discretion, to confirm that the security interests granted to the Payee under the Security Documents are perfected first priority security interests and are not subject to any security interest, lien or encumbrance of any other Person, other than Permitted Liens. All costs and expenses (including the Payee’s reasonable attorneys’ fees and other legal expenses, and all costs, expenses, and taxes actually incurred relating to filings and the like) of perfecting, confirming and maintaining the first priority of the security interests granted to the Payee under this Note, subject to Permitted Liens, will be paid or reimbursed by the Maker promptly upon, and in any event within ten (10) days after, the Payee’s written requests for such payment or reimbursement from time to time. The Payee will have all of the rights and remedies of a secured party under the UCC or PPSA as in effect in the Governing Jurisdiction and other Applicable Law. Promptly after the Payee’s written requests from time to time reasonably requested, the Maker will provide the Payee with such information as the Payee may request regarding any or all of the Collateral. This Note constitutes a security agreement made by the Maker for the benefit and security of the Payee.

(w) Use of Proceeds. The Maker will use the proceeds of this Note to repay the Commercial Agreement Outstanding A/R Balance, to pay Payee’s costs reasonably incurred to prepare this Note and the Related Documents, and/or for working capital purposes and will not use such proceeds: (i) in violation of any Applicable Law, including FCPA or OFAC regulations, (ii) for payment of any affiliated debt, dividends or distributions, (iii) for payment of any executive compensation outside of the ordinary course of business consistent with past practice and compensation levels as previously disclosed to the Payee or (iv) for payments to any Person that is, or has a controlling interest in, a competitor of the Payee, its Affiliates or any of their respective business.

(x) Replacement Notes. If this Note is lost or destroyed, the Maker and the other Loan Parties will, within ten (10) days after the Payee’s written request, execute and deliver to the Payee a replacement promissory note identical to this Note. No replacement of this Note will result in a novation of the Maker’s or any other Loan Party’s obligations under this Note and the guarantee herein and Security Documents shall continue in full force and effect and will apply to any such replacement promissory note.

(y) Post-Closing Requirements.

(i) [***].

(ii) [***].

11. Guaranty.

(a) The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to the Payee as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Secured Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Secured Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision to the contrary contained herein or in any Related Document, the obligations of each Guarantor under this Note and the Related Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws, Canadian Debtor Relief Laws or any comparable provisions of any applicable federal, state or provincial law.

(b) Obligations Unconditional. The obligations of the Guarantors under Section 11(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note or any Related Document, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11(b) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Maker or any other Guarantor for amounts paid under this Section 11 until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Note or any Related Document, or any other agreement or instrument referred to in the Note or Related Documents shall be done or omitted;

(iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Note or Related Documents, or any other agreement or instrument referred to in the Note or Related Documents shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any lien granted to, or in favor of, the Payee as security for any of the Secured Obligations shall fail to attach or be perfected; or

(v) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Payee exhaust any right, power or remedy or proceed against any Person under any of the Note or Related Documents, or any other agreement or instrument referred to in the Note or Related Documents, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

(c) Reinstatement. The obligations of the Guarantors under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by the Payee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Payee on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Payee in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d) Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 11(b) and through the exercise of rights of contribution pursuant to Section 11(f).

(e) Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Payee, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Section 12 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 12) for purposes of Section 11(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11(a). The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the Payee may exercise their remedies thereunder in accordance with the terms thereof.

(f) Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under this Note and the Related Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full.

(g) Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 11 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

12. Default; Acceleration. The occurrence of any of the following events or circumstances will be an “Event of Default”:

(a) the failure of the Maker to make any payment of principal or interest on this Note within three (3) Business Days after the same shall become due;

(b) the failure of the Maker to pay any other amounts, including any late charge, Collection Costs or other amounts owed to the Payee under this Note, within five (5) Business Days after the Payee gives the Maker a written request for such payment;

(c) the failure of the Maker to timely pay any amounts, including any late charge, owed to the Payee under the Commercial Agreement;

(d) the failure of any Loan Party or any Subsidiary to perform its obligations under Section 8 or Section 10 of this Note;

(e) the failure of any Loan Party or any Subsidiary to pay or perform its obligations under any term, provision, covenant or agreement in this Note or Related Documents, which failure is not within the scope of preceding clauses (a), (b), (c) or (d), which failure shall continue unremedied for a period of thirty (30) days;

(f) if any representation or warranty made by any Loan Party or any Subsidiary in this Note or in any Related Document is breached in any material respect or is false or misleading, to the extent that such representation or warranty being incorrect or misleading had, or could reasonably be expected to have, a Material Adverse Effect (without duplication of any qualification by materiality or reference to Material Adverse Effect or material adverse effect);

(g) if (i) any default or event of default occurs under the Madryn Loan Agreement or (ii) any Loan Party or any Subsidiary breaches or defaults in any payment of any Indebtedness (other than the Indebtedness evidenced by this Note) owed by it to any Person, or will breach, or default under, any other terms, representations, warranties, covenants, conditions, or other provisions applicable to such Indebtedness, if (x) the amount of such Indebtedness exceeds One Million Dollars ($1,000,000) or (y) the occurrence of any such breach or default would accelerate such Indebtedness or would entitle the holder of such indebtedness to accelerate such Indebtedness or exercise any other remedies with respect thereto;

(h) if a judgment, order or award for payment of money in excess of One Million Dollars ($1,000,000) will be entered against any Loan Party or any Subsidiary, in favor of any Person, and such judgment or order will continue unsatisfied and unstayed (i) for a period of thirty (30) days after the entry thereof, or (ii) if earlier, on the date on which any lien may attach in respect of such judgment, order or award;

(i) the commencement of any action (including any self-help action) or proceeding, judicial or otherwise, by any Person for the purpose of enforcing or protecting such Person’s security interest in or lien upon any Property of any Loan Party or any Subsidiary, or the seizure, repossession, or other taking of possession, of any property of any Loan Party or any Subsidiary, by any Person other than the Payee by any action or means, including condemnation, forfeiture, foreclosure (or deed in lieu of foreclosure), seizure, levy, distraint, replevin or self-help;

(j) the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Change of Control of the Parent Guarantor or any event that causes the Parent Guarantor to not own one hundred percent (100%) of the Maker. As used in this Note, “Change of Control” means:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Specified Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of equity interests representing thirty percent (30%) or more of the aggregate ordinary voting power in the election of the Board of Directors of the Parent Guarantor represented by the issued and outstanding equity interests of the Parent Guarantor on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Parent Guarantor cease to be composed of individuals (A) who were members of that Board of Directors on the first day of such period, (B) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of Board of Director, or (C) whose election or nomination to Board of Directors was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that Board of Directors; or

(iii) any “Change of Control” (or any comparable term) shall occur under any document or agreement evidencing any Indebtedness with an aggregate principal amount in excess of $1,000,000.

As used in this Note, “Specified Permitted Holders” means (a) Benjamin Klein, (b) Batya Klein, (c) a corporation in respect of which the individuals identified in the foregoing clauses (a) and (b) hold direct or indirect beneficial ownership of all shares of equity interests of such corporation, (d) a partnership in respect of which the individuals identified in the foregoing clauses (a) and (b) hold direct or indirect beneficial ownership of all partnership shares of or interests in such partnership, (e) a limited liability company in respect of which the individuals identified in the foregoing clauses (a) and (b) hold direct or indirect beneficial ownership of all memberships in or interests of such company and (f) any trust established by an individual identified in the foregoing clauses (a) or (b) to the extent that such individual is the sole trustee and beneficiary.

(k) the occurrence of any event or circumstance that has caused or would reasonably be expected to cause a Material Adverse Event;

(l) if any Loan Party or any Subsidiary will allege any invalidity or unenforceability of (i) this Note, (ii) any of the Obligations, (iii) any Related Document, or (iv) any security interest, lien or encumbrance created in favor of the Payee under any Related Document;

(m) any provision of the Intercreditor Agreement will for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Note or the Intercreditor Agreement;

(n) if any Loan Party or any Subsidiary commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect (including any proceeding under applicable corporate law seeking a compromise or arrangement of, or a stay of proceedings to enforce, some or all of the debt of such Loan Party or Subsidiary) or seeking the appointment of a trustee, receiver, liquidator, custodian, or similar official of it or any substantial part of its assets, or will consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or will make a general assignment for the benefit of creditors, or will fail generally to pay its debts as they become due, or will take any action to authorize any of the foregoing (the “Voluntary Events”); or

(o) if an involuntary case or other proceeding will be commenced against any Loan Party or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect (including any proceeding under applicable corporate law seeking a compromise or arrangement of, or a stay of proceedings to enforce, some or all of the debt of such Loan Party or Subsidiary) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of sixty (60) days, or an order for relief will be entered against any Loan Party or any Subsidiary under the federal bankruptcy laws and other Debtor Relief Laws and Canadian Debtor Relief Laws (as defined below) as now or hereafter in effect (the “Involuntary Events,” and together with the Voluntary Events, the “Bankruptcy Events of Default”). For the purposes hereof, “Canadian Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), Winding-Up and Restructuring Act (Canada) and other applicable federal and provincial law (including corporate law) regarding bankruptcy, insolvency, assignment for the benefit of creditors, receivership, conservatorship, moratorium, rearrangement, reorganization, liquidation or similar debtor relief.

Upon the occurrence of an Event of Default and subject at all times to the Intercreditor Agreement, (i) the unpaid principal balance of this Note together with all accrued and unpaid interest thereon and all late charges, fees, Collection Costs and other sums evidenced by this Note will, at the option of the Payee, and in the Payee’s discretion, be accelerated and become immediately due and payable, (ii) the Payee may exercise all rights and remedies available to it under this Note, the Related Documents and Applicable Law, (iii) the Payee may exercise, without any other notice to or demand upon any Loan Party or any Subsidiary, in addition to the other available rights and remedies, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (A) require any Loan Party or any Subsidiary to assemble the

Collateral or any part thereof, as directed by the Payee and make it available to the Payee at a place and time to be designated by the Payee; (B) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Payee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Payee may deem commercially reasonable; (C) occupy any premises owned or leased by any Loan Party or any Subsidiary where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Loan Party or any Subsidiary in respect of such occupation; and (D) exercise any and all rights and remedies of any Loan Party or any Subsidiary under or in connection with the Collateral, or otherwise in respect of the Pledged Collateral (as defined in the Security Documents), including without limitation, any and all rights to demand or otherwise require payment of any amount under, or performance of any provision of any Collateral, withdraw, or cause or direct the withdrawal, of all funds with respect to any accounts, exercise all other rights and remedies with respect to the Collateral, and exercise any and all voting, consensual and other rights with respect to any Collateral.

Notwithstanding the foregoing, upon any Bankruptcy Event of Default, and without notice to or demand upon any Loan Party or any action by the Payee, the unpaid principal balance of this Note together with all accrued and unpaid interest thereon, and all late charges, fees, Collection Costs and other sums evidenced by this Note, will be accelerated automatically and become immediately due and payable. The Payee’s rights and remedies with respect to the acceleration of this Note upon the occurrence of an Event of Default are in addition to the Payee’s rights and remedies under common and statutory law and under any Related Documents.

Each Loan Party hereby appoints the Payee its attorney-in-fact, with full power and authority in the place and stead of such Loan Party and in the name of such Loan Party, or otherwise, from time to time during the existence of an Event of Default in the Payee’s discretion to take any action and to execute any instrument consistent with the terms of this Note and the Related Documents which the Payee may deem necessary or advisable to accomplish the purposes hereof (but the Payee shall not be obligated to and shall have no liability to such Loan Party or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Loan Party hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

13. Board Observation Right. During the term of this Note, Payee will be entitled to (i) receive notice of any regular or special meeting of the member or board of directors (or equivalent governing body) (the “Board”) of the Maker (or of the adoption or proposed adoption of any resolution of the Board by written consent) at the time such notice (or such proposed written consent) is provided to the members of the Board (the “Directors”), (ii) receive copies of any materials delivered to the sole member of the Maker or the Directors concurrently with their delivery to the sole member or the Directors and (iii) attend and participate (but not vote) in all meetings of the Board and any committees thereof.

14. Notices. Any notice, request or demand required or permitted by or in connection with this Note will be in writing and will be made by facsimile, or by electronic transmission (“e-mail”), or by hand delivery, or by a nationally recognized overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the Payee or to a Loan Party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Payee or such Loan Party. Notice, request or demand will be considered given as of the earlier of the date of actual receipt, or the date of the facsimile transmission without error, if receipt of the facsimile has been confirmed by telephone, or the date the e-mail is delivered, or the date of hand delivery, or one (1) Business Day after delivery to a nationally recognized overnight delivery service, or three (3) Business Days after the date of mailing by certified mail, return receipt requested, postage prepaid, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of the notice, request or demand can establish that the notice, request or demand was given as provided herein. Notwithstanding the aforesaid procedures, any notice, request or demand upon a Loan Party, in fact received by a Loan Party, will be sufficient notice, request or demand.

If to the Payee: [***]

If to Maker / Loan Party: [***]

15. Certain Waivers. Each Loan Party waives demand, presentment, protest, notice of dishonor, notice of protest, notice of nonpayment, notice of acceleration, and diligence. Presentment is not necessary to enforce the obligation of indorsers of this Note. Notice of dishonor is not necessary to enforce the obligation of any party to pay this Note. Each Loan Party agrees that if the Payee or any other Person entitled to enforce this Note agrees at any time, with or without consideration, to an extension of the due date of the obligation of any party to pay this Note, such extension (whether of the maturity of this Note or any payment under this Note) will not discharge any obligation of such Loan Party. Each Loan Party waives valuation and appraisement and all applicable exemption rights, whether under any state constitution, homestead laws or otherwise. Each Loan Party waives all defenses based on suretyship or impairment of collateral.

16. Preservation of Payee Rights. No failure on the part of the Payee to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default, will constitute a waiver thereof, and no waiver of any past Event of Default will constitute waiver of any future default or of any other Event of Default. No failure to accelerate the Obligations evidenced hereby by reason of any Event of Default hereunder, or acceptance of a past due payment, or indulgence granted from time to time, will be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or will be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right that the Payee may have, whether by the laws of the Governing Jurisdiction, by agreement, or otherwise; and each Loan Party hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

17. Payee’s Setoff Rights. To the extent permitted by Applicable Law, the Payee will have the right (referred to herein as the “Setoff Rights”) to set off against any principal, accrued interest or other amounts owing to the Payee under this Note, or owing to the Payee under any Related Document, any or all of any Loan Party’s deposits, moneys, securities and other property held by the Payee, or in the possession of the Payee, or in transit to the Payee, whether held in a deposit account or other account, or held for safekeeping, or otherwise. The Payee may exercise the Setoff Rights upon the occurrence and during the continuance of any Event of Default. The Payee may exercise the Setoff Rights without demand or notice to a Loan Party. The Setoff Rights are in addition to any liens, setoff rights or other rights and remedies that the Payee may have by law or pursuant to any other agreement, and are in addition to the Payee’s rights and remedies with respect to any collateral or other property in which the Payee may have a security interest or other lien.

18. Commercial Obligations. Each Loan Party acknowledges and agrees that all of the Obligations under this Note are commercial obligations. Each Loan Party represents and warrants to the Payee that no amount of the proceeds of the indebtedness evidenced by this Note has been used, and no amount thereof will be used, for consumer, personal, family or household purposes.

19. Maximum Rate of Interest. Notwithstanding anything herein to the contrary, the obligations of the Maker under this Note will be subject to the limitation that payments of interest (including any amounts properly characterized as interest under the law applicable to the indebtedness evidenced hereby) will not be required to the extent that receipt of such payments of interest by the Payee would be contrary to provisions of law applicable to the indebtedness evidenced hereby that limit the maximum lawful rate of interest that may be charged or collected by the Payee on this Note or on the indebtedness evidenced hereby. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum lawful rate of interest will be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then, if any portion of the interest paid to the Payee exceeds the maximum lawful amount (any such portion, an “excess amount”), such excess amount will be automatically credited against and in reduction of the principal balance of this Note, and if any of said excess amount remains after the principal balance of this Note has been paid in full, then the Payee will return such remaining excess amount to the Maker, it being the intent of the parties hereto that under no circumstances will the Maker be required to pay any interest in excess of the highest rate of interest permissible under Applicable Law. This Section applies only if there are such provisions of law applicable to this Note or the indebtedness evidenced hereby that limit the maximum lawful rate of interest that may be charged or collected by the Payee on this Note or the indebtedness evidenced hereby.

20. Amendments and Waivers. This Note may not be modified, amended, restated, changed or terminated orally, but only by an agreement in writing executed by the Loan Parties and the Payee. No waiver of any term, covenant, representation, warranty or other provision of this Note, and no waiver of any Event of Default or any breach or default that with the giving of notice or the passage of time could become an Event of Default, will be effective unless such waiver is given in writing and executed by the Payee. If any such waiver is given by the Payee, such waiver will be effective only with respect to the specific circumstances set forth in such writing. No security interest or lien will be terminated or released, and no Collateral will be released from any security interest or lien, except by an agreement in writing executed by the Payee. The Payee will not be obligated to agree to any modification, amendment, restatement, change, consent, termination, waiver, or release, and any such agreement may be conditioned, delayed, or withheld, in the Payee’s absolute discretion.

21. Severability. In case any provision or any part of any provision contained in this Note will for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision or remaining part of the affected provision of this Note, but this Note will be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

22. Successors and Assigns. This Note will be binding upon each Loan Party and each Loan Party’s successors and assigns, and will inure to the benefit of the Payee and the Payee’s successors and assigns. This Note and the Related Documents may be assigned in whole or in part by the Payee. No Loan Party may assign any of its rights or obligations under this Note or any Related Document without the prior written consent of the Payee, and any purported assignment by a Loan Party without the Payee’s prior written consent will be null and void.

23. Captions. Section headings and captions in this Note are for convenience only and shall not affect the construction or interpretation of this Note. Unless otherwise expressly stated in this Note, references in this Note to Sections will be read as Sections of this Note.

24. Time of the Essence. Time is of the essence of this Note.

25. Further Assurances. Each Loan Party will and will cause its Subsidiaries to, execute and deliver to the Payee such further assurances of this Note and the Warrant and take such other further actions as the Payee may from time to time request to further the intent and purposes of this Note, the Warrant and the Related Documents and to maintain the rights and remedies intended to be created in favor the Payee under this Note, the Warrant and the Related Documents.

26. Holder in Due Course Status. If the Payee transfers or assigns this Note to another holder who takes this Note for value and without actual knowledge of a defense, set-off or claim of the Maker against any prior holder of this Note, such transferee or assignee will not be subject to any defenses, set-offs, or claims that the Maker may have against any holder of this Note prior to such transfer or assignment, and such transferee or assignee will have all of the rights of a holder in due course against the Maker even if, absent this provision, such transferee or assignee would not qualify as, or would not be, a holder in due course under Applicable Law. This Section is intended to apply, and is intended to give such transferee or assignee the rights of a holder in due course against the Maker, regardless of whether this Note is or is not a negotiable instrument.

27. Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single promissory note. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission will be effective as delivery of a manually executed counterpart of this Note. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Note, it will not be necessary to produce more than one counterpart of this executed Note.

28. Representation by Counsel. Each Loan Party acknowledges that such Loan Party is and has been represented by counsel of such Loan Party’s choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Note and any other instruments, agreements or matters relating to this Note.

29. Choice of Law, Venue, and Jury Trial Waiver.

(a) Governing Law. This Note and the rights and obligations of each Loan Party and the Payee hereunder will, in all respects, be governed by, and construed in accordance with, the laws of the State of New York (the “Governing Jurisdiction”), including all matters of construction, validity and performance.

(b) JURISDICTION; VENUE; SERVICE.

(i) EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING JURISDICTION AND, IF A BASIS FOR FEDERAL JURISDICTION EXISTS, THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY UNITED STATES DISTRICT COURT FOR THE GOVERNING JURISDICTION.

(ii) EACH LOAN PARTY AGREES THAT VENUE WILL BE PROPER IN ANY COURT OF THE GOVERNING JURISDICTION SELECTED BY THE PAYEE OR, IF A BASIS FOR FEDERAL JURISDICTION EXISTS, IN ANY UNITED STATES DISTRICT COURT IN THE GOVERNING JURISDICTION. EACH LOAN PARTY WAIVES ANY RIGHT TO OBJECT TO THE MAINTENANCE OF ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY OF THE STATE OR FEDERAL COURTS OF THE GOVERNING JURISDICTION ON THE BASIS OF IMPROPER VENUE OR INCONVENIENCE OF FORUM.

(iii) ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, BROUGHT BY A LOAN PARTY AGAINST THE PAYEE THAT IS BASED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, ON THIS NOTE OR ANY MATTERS RELATING TO THIS NOTE OR ANY RELATED DOCUMENT OR ANY OBLIGATIONS, WILL BE BROUGHT IN A COURT ONLY IN THE GOVERNING JURISDICTION. EACH LOAN PARTY WILL NOT FILE ANY COUNTERCLAIM AGAINST THE PAYEE IN ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BROUGHT BY THE PAYEE AGAINST A LOAN PARTY IN A JURISDICTION OUTSIDE OF THE GOVERNING JURISDICTION UNLESS UNDER THE RULES OF THE COURT IN WHICH THE PAYEE BROUGHT SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING THE COUNTERCLAIM IS MANDATORY, AND NOT PERMISSIVE, AND WOULD BE CONSIDERED WAIVED UNLESS FILED AS A COUNTERCLAIM IN THE SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING INSTITUTED BY THE PAYEE AGAINST A LOAN PARTY. EACH LOAN PARTY AGREES THAT ANY FORUM OUTSIDE THE GOVERNING JURISDICTION IS AN INCONVENIENT FORUM AND THAT ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BROUGHT BY A LOAN PARTY AGAINST THE PAYEE IN ANY COURT OUTSIDE THE GOVERNING JURISDICTION SHOULD BE DISMISSED OR TRANSFERRED TO A COURT LOCATED IN THE GOVERNING JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT BRING OR COMMENCE ANY SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN

CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE PAYEE IN ANY WAY RELATING TO THIS NOTE OR ANY RELATED DOCUMENT, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AND THE PAYEE AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(iv) EACH LOAN PARTY AND THE PAYEE IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, CLAIM, ACTION, LITIGATION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO IT AT THE ADDRESS SET FORTH FOR NOTICES IN THIS NOTE (OR AT SUCH OTHER ADDRESS FOR NOTICE AS A LOAN PARTY OR THE PAYEE WILL HAVE SPECIFIED BY WRITTEN NOTICE TO THE OTHER), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER THE DATE OF MAILING.

(v) NOTHING HEREIN WILL AFFECT THE RIGHT OF THE PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST A LOAN PARTY OR ANY OTHER PERSON IN THE GOVERNING JURISDICTION OR IN ANY OTHER JURISDICTION.

(c) WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE PAYEE MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE, ANY RELATED DOCUMENT, ANY OBLIGATIONS OR ANY CONTEMPLATED TRANSACTION. EACH LOAN PARTY AND THE PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT SUCH LOAN PARTY AND THE PAYEE EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE. EACH LOAN PARTY AND THE PAYEE AGREE THAT ALL SUCH CLAIMS WILL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

30. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to the Security Documents and the exercise of any right or remedy by the Payee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Note, the terms of the Intercreditor Agreement shall govern

[The signature page follows. The remainder of this page is blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parent Guarantor, Maker and Subsidiary Guarantor each execute this Note as of the date first written above.

MAKER:	TMS NEUROHEALTH CENTERS INC.,
a Delaware corporation

	By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

PARENT GUARANTOR:	GREENBROOK TMS INC., an Ontario corporation

	By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

SUBSIDIARY GUARANTORS:	TMS NEUROHEALTH CENTERS SERVICES, LLC,
a Delaware limited liability company

	By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS ROCKVILLE, LLC,
a Maryland limited liability company

	By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS KENSINGTON, LLC,
a Maryland limited liability company

	By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS FREDERICK, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS GREENBELT, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS HUNT VALLEY LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS GLEN BURNIE, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS COLUMBIA, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS ANNAPOLIS, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS OWINGS MILLS, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS BEL AIR LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS EASTON LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS SOUTHERN MARYLAND LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS EASTERN SHORE, LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS TOWSON LLC,
a Maryland limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS WILMINGTON LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS NEWARK LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS TYSONS CORNER, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS RESTON, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS ASHBURN, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS WOODBRIDGE, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS FAIRFAX LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS ARLINGTON LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS RICHMOND, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS CHARLOTTESVILLE, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS NEUROHEALTH CENTERS VIRGINIA BEACH, LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS NEWPORT NEWS LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS MIDLOTHIAN LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS FREDERICKSBURG LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS SUFFOLK LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS ROANOKE LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS LYNCHBURG LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CHRISTIANSBURG LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS MECHANICSVILLE LLC,
a Virginia limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CARY LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS NORTH RALEIGH LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CHAPEL HILL LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS GREENSBORO LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS DURHAM LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS WINSTON-SALEM LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS FAYETTEVILLE LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CHARLOTTE LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS MOORESVILLE LLC,
a North Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS SOUTH CAROLINA LLC,
a South Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS GREENVILLE LLC,
a South Carolina limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS ST. LOUIS LLC,
a Missouri limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS SOUTHERN ILLINOIS LLC,
an Illinois limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS AUSTIN CENTRAL LLC,
a Texas limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS AUSTIN NORTH LLC,
a Texas limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS HOUSTON LLC,
a Texas limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS FORT BEND LLC,
a Texas limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CONNECTICUT LLC,
a Connecticut limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS WEST HARTFORD LLC,
a Connecticut limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS EASTERN CONNECTICUT LLC,
a Connecticut limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CLEARWATER LLC,
a Florida limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS ST. PETERSBURG LLC,
a Florida limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS TAMPA LLC,
a Florida limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS CLEVELAND LLC,
an Ohio limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS NORTH DETROIT LLC,
a Michigan limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS MICHIGAN LLC,
a Michigan limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

GREENBROOK TMS BLOOMFIELD HILLS LLC,
a Michigan limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

ACHIEVE TMS CENTERS LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

ACHIEVE TMS ALASKA LLC,
an Alaska limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

TMS CENTER OF ALASKA LLC,
an Alaska limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

ACHIEVE TMS EAST, LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

ACHIEVE TMS CENTRAL, LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

CHECK FIVE, LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

CHECK STAFFING, LLC,
a Florida limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

CHFIVE, LLC,
a Delaware limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

1555 A NEW LLC,
a Florida limited liability company

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

The Payee hereby confirms its acceptance of the foregoing Note and its agreement with the terms, provisions, covenants and agreements set forth therein, as of the date first above written.

PAYEE:

NEURONETICS, INC.

By:	/s/ Stephen Furlong
Name: Stephen Furlong
Title: EVP, Chief Financial Officer and Treasurer

Schedule “A”

Form of Warrant Certificate